WARRANT AGREEMENT

                   (Made June 10, 1994, Issued November, 1995)

                         ELEPHANT & CASTLE GROUP, INC.

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NO.                       WARRANT TO PURCHASE 25,000 SHARES OF

                               THE COMMON STOCK OF

                         ELEPHANT & CASTLE GROUP, INC.

                       WARRANT TO PURCHASE 25,000 SHARES

                                       OF

                                  THE COMPANY

                          Void after Novebmer 25, 2000

         This certifies that, for value received, Securities Trading Services, Inc., a Swiss Corporation, or registered assign ("Holder") is entitled, subject to the terms set forth below, to purchase from Elephant & Castle Group, Inc. (the "Company"), a corporation organized under the laws of the province of British Columbia, Canada, Twenty-Five Thousand (25,000) shares of the Common Stock of the Company upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therfor.